POWER OF ATTORNEY

	I, John Buck, hereby authorize and designate each of Nathan E. Fagre,
John T. Roberts and Peter J. Ekberg signing singly, as my true and lawful attorney-in-fact to:

	(1)	execute for and on
my behalf, in my capacity as an officer,
 director and/or greater than
10% shareholder of ValueVision Media, Inc., a Minnesota corporation (the
"Company"), Forms 3, 4 and 5 in accordance with Section 16(a) of the
Securities Exchange Act of 1934 (the
"Exchange Act") and the rules and
regulations promulgated thereunder;

	(2)	do and perform any and all
acts for and on my
behalf which may be necessary or desirable to complete and execute any such Form 3, 4 or 5 and timely file such form with the Securities and Exchange Commission, any stock exchange or similar authority, and the NASDAQ Stock Market; and

	(3)	take any
other action of any type whatsoever
in connection with the foregoing
which, in the opinion of such
 attorney-in-fact, may be to my benefit, in my best interest, or legally required of me, it being understood that the statements executed by such attorney-in-fact on my behalf pursuant to this Power of Attorney shall be in such form
 and shall
contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

	I hereby further grant to each
such attorney-in-fact
 full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as
fully to all intents and purposes as I might or
 could do if personally
present, with full power of substitution
 or revocation, hereby ratifying
and confirming all that such
attorney-in-fact, or such
attorney-in-fact's substitute
or substitutes, shall lawfully do or cause to be done by
 virtue of this Power of Attorney and the rights and powers

herein granted.  I hereby acknowledge that the foregoing

attorneys-in-fact, in serving in such capacity at my
 request, are not
assuming, nor is the Company or any such attorney-in-fact's substitute or substitutes assuming, any of my responsibilities to comply with
Section 16 of the Exchange Act.

	This Power of Attorney shall remain
in full force
and effect until I am no longer required to file Forms 3,

 4 and 5 with respect to my holdings of and transactions in securities issued by the Company, unless earlier revoked by me in a signed writing
delivered to the foregoing
attorneys-in-fact.  Notwithstanding the
foregoing, if any
such attorney-in-fact hereafter ceases to be at least one of the following: (i) a partner of Faegre & Benson LLP, (ii)
 an
employee of Faegre & Benson LLP, or (iii) an employee of the Company or any of its subsidiaries, this Power of Attorney shall be automatically
revoked solely as to such individual,
 immediately upon such cessation,
without any further action on my part.

	I hereby revoke all previous
Powers of Attorney that
have been granted by me in connection with my reporting
 obligations under Section 16 of the Exchange Act with respect to my holdings of and transactions in securities issued by the Company.


	IN WITNESS WHEREOF, I have caused this Power of Attorney to be duly executed as of this 22nd day of April, 2004.


				 /s/John D.
Buck
				 John D. Buck